Exhibit 32.02
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of NuStar Energy L.P. (the Partnership) on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Thomas R. Shoaf, Executive Vice President and Chief Financial Officer of NuStar GP, LLC, the general partner of the general partner of the Partnership, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Thomas R. Shoaf
Thomas R. Shoaf
Executive Vice President and Chief Financial Officer
March 3, 2014

A signed original of the written statement required by Section 906 has been provided to NuStar Energy L.P. and will be retained by NuStar Energy L.P. and furnished to the Securities and Exchange Commission or its staff upon request.